Registration No. 33-60264



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                          LOUISIANA-PACIFIC CORPORATION
                          (Exact name of registrant as
                            specified in its charter)

         Delaware                                    93-0609074
(State or other jurisdiction                     (I.R.S. Employer
of incorporation or organization)                Identification No.)

111 S.W. Fifth Avenue                                   97204
Portland, Oregon                                      (Zip Code)
(Address of principal
 executive offices)

                          LOUISIANA-PACIFIC CORPORATION
                        1992 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                  Mark A. Suwyn
                      Chairman and Chief Executive Officer
                          Louisiana-Pacific Corporation
                              111 S.W. Fifth Avenue
                             Portland, Oregon 97204
                     (Name and address of agent for service)

Telephone number, including
area code, of agent for service                              (503) 221-0800


                                    --------

                                 DEREGISTRATION





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                                 DEREGISTRATION
                                 --------------


                  The total number of shares of common stock, $1 par value per share, of Louisiana-Pacific Corporation registered pursuant hereto for issuance under the Louisiana-Pacific Corporation 1992 Employee Stock Purchase Plan is 250,000 shares (as adjusted for a two-for-one stock split paid in 1993), of which 116,739 shares have been sold since the Registration Statement became effective and 133,261 shares remain unsold. The Registration Statement is hereby amended to deregister the 133,261 remaining shares.




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


                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, as of the 16th day of September, 1997.

                                    LOUISIANA-PACIFIC CORPORATION
                                    (Registrant)

                                    By: /s/ Mark A. Suwyn
                                        Mark A. Suwyn
                                        Chairman and Chief Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to registration statement has been signed by the following persons in the capacities indicated as of the 16th day of September, 1997.

     Signature                         Title
     ---------                         -----

/s/ Mark A. Suwyn                Chairman, Chief Executive Officer and Director
Mark A. Suwyn                    (Principal Executive Officer)


/s/ William L. Hebert            Vice President, Treasurer and Controller
William L. Hebert                (Principal Financial and Accounting Officer)


* PIERRE S. duPONT IV            Director

* D. R. KAYSER                   Director

* LEE C. SIMPSON                 Director

* CHARLES E. YEAGER              Director


* By /s/ William L. Hebert
     William L. Hebert, attorney-in-fact for each officer and director before whose name an asterisk appears.



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